-------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 30, 2004


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


            1-14705                                   88-0228636

   (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
        Scottsdale, Arizona                              85260
(Address of principal executive offices)               (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
          (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7.   Financial Statements and Exhibits
          (a)  Not applicable
          (b)  Not applicable
          (c)  Exhibits
               99.1 Press Release issued July 27, 2004
               99.2 Unaudited Supplemental Data



Item 12.  Disclosure of Results of Operations and Financial Condition

On July 27, 2004, Allied Waste Industries, Inc. issued a press release announcing its financial results for second quarter 2004. The press release is furnished as Exhibit 99.1. Additionally, we have furnished unaudited supplemental data as Exhibit 99.2.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                     ALLIED WASTE INDUSTRIES, INC.


  By:                    /s/ PETER S. HATHAWAY
         ------------------------------------------------------
                           Peter S. Hathaway
          Executive Vice President & Chief Financial Officer




Date:  July 27, 2004

                                                                 EXHIBIT 99.1

Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785


                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------



               ALLIED WASTE REPORTS RESULTS FOR THE SECOND QUARTER

Scottsdale, AZ - July 27, 2004 - Allied Waste Industries, Inc. (NYSE: AW), a leading waste services company, today reported financial results for the second quarter ended June 30, 2004.

Revenues for the second quarter 2004 increased by $20 million or 1.5% to $1.362 billion from $1.342 billion in the second quarter 2003 driven by 1.4% growth in core business revenue. The increase in core revenue resulted from a $20 million, or 1.6%, increase in same store average unit price partially offset by a decrease in same store volumes of $2 million or 0.2%. Additionally, recycling revenue increased by $11 million, which was partially offset by a $9 million decrease in revenue primarily from net divestitures.

Earnings per share for the second quarter 2004 were $0.15* excluding the dilutive effects for costs incurred to repay debt prior to maturity and the net loss from the mark to market of interest rate swap contracts. Including these items, the Company reported a loss from continuing operations on a GAAP basis of $(0.05) per share. This compares to the second quarter 2003 earnings per share of $0.10* excluding the dilutive effect for costs incurred to repay debt prior to maturity and the accretive effect of the net gain from the mark to market of interest rate swap contracts, or a GAAP net loss from continuing operations including these items of $(0.03) per share.

For the second quarter ended June 30, 2004, operating income was $243 million, compared to $270 million for the second quarter 2003. Operating income before depreciation and amortization* for the second quarter 2004 was $389 million, compared to $408 million in the second quarter of 2003. Inflationary cost increases offset internal revenue growth during the second quarter 2004, while costs incurred for vehicle maintenance increased approximately $7 million and costs related to the implementation of best practice programs increased approximately $9 million. Additionally, approximately $3 million of operating income before depreciation and amortization* was divested in 2003 contributing to the year over year decline.

Cash flow from operations in the second quarter 2004 was $120 million, compared to $208 million in the second quarter 2003. Free cash flow* of $64 million for the second quarter 2004 was comparable to $75 million of free cash flow in the second quarter 2003. The year over year decrease in cash flow from operations is primarily due to the payment of approximately $81 million of bond repurchase premiums on $1 billion of the 10% senior subordinated notes repurchased during the quarter.

"The base business continues to perform well and our long-term cash flow generation and debt reduction remain on track," said Tom Van Weelden, Chairman and CEO of Allied Waste. "We expect internal revenue growth trends to remain positive, as evidenced by our pricing initiatives, while we address operating cost increases through productivity improvements and best practice programs."

For the six months ended June 30, 2004, operating income before depreciation and amortization* was $743 million on revenues of $2.637 billion compared to operating income before depreciation and amortization* of $775 million on revenues of $2.574 billion for the six months ended June 30, 2003. Operating income for the six months ended June 30, 2004 was $465 million compared to $510 million for the six months ended June 30, 2003. For the six months ended June 30, 2004, free cash flow* was $58 million and cash flow from operations was $184 million compared to free cash flow* of $144 million and cash flow from operations of $359 million for the six months ended June 30, 2003. The year over year decrease in cash flow from operations is primarily due to the payment of approximately $122 million of bond repurchase premiums on $1.1 billion of the 10% senior subordinated notes and $875 million of senior notes during the first half of 2004.

Results for the first six months of 2004 reflect the increased costs from Allied Waste's investment in the implementation of best practice programs across the Company. This, combined with the lower than anticipated benefit from a rebounding economy, has led the Company to reduce its original expectation of operating income before depreciation and amortization for 2004.

"As we move along with the implementation of the best practice programs which we announced earlier this year, we continue to gain confidence in the benefits and returns that these programs will provide," continued Mr. Van Weelden. "However, contrary to our original expectations for 2004, the implementation of these programs is costing more and we are not yet experiencing the economic driven improvement in our business. As a result, we are reducing our original expectation for our 2004 operating income before depreciation and amortization of $1.6 billion by three to four percent. We believe that we can still produce $275 million to $300 million of free cash flow for debt reduction in 2004 with a $50 million to $60 million reduction in expenditures for growth capital, on-going capital and closure and post-closure costs."

Allied Waste has filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste will host a conference call related to its report of second quarter results on Tuesday, July 27th at 5:00 p.m. ET. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A replay of the call will be available on the site after the call.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of June 30, 2004, the Company served customers through a network of 312 collection companies, 164 transfer stations, 167 active landfills and 57 recycling facilities in 37 states.


*Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income before depreciation and amortization and free cash flow, which are non-GAAP measures. We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt. While depreciation and amortization are considered operating costs under GAAP, these expenses are non-cash and primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating areas. Following is a reconciliation of operating income before depreciation and amortization to operating income:


($ in millions)                     For the Three Months Ended June 30,
                                  ----------------------------------------
                                         2004                 2003
                                  -------------------  -------------------

Operating income before
  depreciation and amortization..   $       388.8        $        408.3
Less: Depreciation and
  amortization...................           145.4                 138.3
                                  -------------------  -------------------

Operating income.................   $       243.4        $        270.0
                                  ===================  ===================


($ in millions)                      For the Six Months Ended June 30,
                                  ----------------------------------------
                                         2004                 2003
                                  -------------------  -------------------

Operating income before
  depreciation and amortization..   $       743.1        $        775.3
Less: Depreciation and
  amortization...................           278.5                 265.5
                                  -------------------  -------------------
Operating income.................   $       464.6        $        509.8
                                  ===================  ===================

We believe our presentation of EPS from continuing operations adjusted to exclude certain financing related transactions is useful to investors because it provides a measure of our operating performance on a more comparable basis to historical periods. The items that have been excluded are items that are primarily transaction related and may not occur in every reporting period. Additionally, these items create volatility in the reported amount that is not representative of our routine operating and financing activities and these financing related costs are not indicative of the effective cost of our debt. Therefore, management evaluates EPS performance excluding these items. EPS from continuing operations excluding these financing related transactions has limitations because it does not capture all transactions reported during the period and should not be considered a substitute for EPS on a GAAP basis. The most directly comparable GAAP measure is diluted EPS from continuing operations. Following is a reconciliation of EPS from continuing operations excluding certain items to diluted EPS from continuing operations calculated in accordance with GAAP:


                                                    For the Three Months Ended June 30,
                                                     -------------------------------------
                                                           2004                  2003
                                                     -----------------     ---------------
EPS excluding certain items...................       $       0.15          $       0.10
Costs for early extinguishments of debt, net                (0.18)                (0.15)
of tax........................................
Non-cash (loss) gain on non-hedge accounting
  interest rate swap contracts................              (0.02)                 0.03
Amortization of accumulated other comprehensive
  loss for de-designated interest rate swap
  contracts...................................              (0.00)                (0.01)
                                                     -----------------     ---------------
GAAP EPS from continuing operations...........       $      (0.05)         $      (0.03)
                                                     =================     ===============


Free cash flow is defined as operating income before depreciation and amortization plus other non-cash items, less cash interest, cash dividends, cash taxes, capping, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital.
Management believes that the presentation of free cash flow is useful to investors because it allows them to better assess and understand our ability to meet debt service requirements and the amount of recurring cash generated from operations after expenditures for fixed assets. Free cash flow does not represent the Company's residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other required expenditures that are not deducted from free cash flow. Free cash flow does not capture debt repayment and/or the receipt of proceeds from the issuance of debt. We use free cash flow as a measure of recurring operating cash flow. The most directly comparable GAAP measure to free cash flow is cash provided by operating activities from continuing operations.

Following is a reconciliation of free cash flow to cash provided by operating activities from continuing operations:



($ in millions)                                   For the Three Months Ended
                                                           June 30,
                                              -------------------------------
                                                   2004               2003
                                              --------------     ------------
Free cash flow ..............................  $     64.1        $     75.1
Add:  Capital expenditures...................       133.3             134.1
      Capitalized interest...................         3.1               3.8
      Payments of Series C Preferred
       Stock dividend .......................         5.4                --
      Change in disbursement account.........        (2.6)             (3.6)
      Premiums on debt repurchases...........       (81.3)               --
      Other .................................        (1.7)             (1.8)
                                              --------------     ------------
Cash provided by operating activities from
    continuing operations...................  $      120.3       $    207.6
                                              ==============     ============






($ in millions)                                For the Six Months Ended
                                                       June 30,
                                            -------------------------------                                                 -
                                                2004               2003
                                            --------------     ------------
Free cash flow............................    $     57.7        $    144.5
Add:  Capital expenditures................         201.9             214.1
      Capitalized interest................           6.6               7.2
      Payments  of  Series C  Preferred
         Stock dividend ..................          10.8                --

      Change in disbursement account......          30.5              (4.7)
      Premiums on debt repurchases........        (122.0)               --
      Other ..............................          (1.1)             (2.4)
                                             -------------      ------------

Cash provided by operating activities from
    continuing operations..................   $    184.4       $     358.7
                                             ==============     ============

Allied does not intend for any of the non-GAAP financial measures discussed above to be considered in isolation or as a substitute for GAAP measures. Other companies may define these measures differently.

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding our expectations for 2004, including but not limited to estimates for operating income before depreciation and amortization*, free cash flow*, debt repayment, capital expenditures, internal growth trends and benefits from the implementation of best practice programs.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges;
(6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages (18) we may not realize the net benefits of best practice programs; and (19) potential errors in accounting estimates and judgments.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2003. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward- looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (amounts in millions, except per share data and percentages)
                                   (unaudited)


                                              For the Three                       For the Three
                                              Months Ended        % of            Months Ended         % of
                                              June 30, 2004      Revenues         June 30, 2003      Revenues
                                             -----------------  ------------    ------------------  ------------
 Revenue.................................    $      1,362.3        100.0%       $       1,342.5        100.0%
 Cost of operations......................             839.5         61.6%                 816.4         60.8%
 Selling, general and administrative
   expenses..............................             134.0          9.8%                 117.8          8.8%
 Depreciation and amortization...........             145.4         10.7%                 138.3         10.3%
                                             -----------------                  ------------------
   Operating income......................             243.4         17.9%                 270.0         20.1%
 Interest expense and other (A)..........             259.4         19.1%                 234.9         17.5%
                                             -----------------                  ------------------
   Income (loss) before income taxes.....             (16.0)       (1.2)%                  35.1          2.6%
 Income tax expense (benefit)............              (7.4)       (0.6)%                  15.6          1.2%
 Minority interest.......................               0.8          0.1%                   0.4          0.0%
                                             -----------------                  ------------------
  Income (loss) from continuing
    operations...........................              (9.4)       (0.7)%                  19.1          1.4%
 Discontinued operations, net of tax ....              (5.8)       (0.4)%                  11.8          0.9%
                                             -----------------                  ------------------
   Net income (loss).....................             (15.2)       (1.1)%                  30.9          2.3%
 Dividends on Series A Preferred Stock...                --           --%                 (20.5)       (1.5)%
 Dividends on Series C Preferred Stock...              (5.4)       (0.4)%                  (4.8)       (0.4)%
                                             -----------------                  ------------------
   Net income (loss) available to common
     shareholders........................    $        (20.6)       (1.5)%       $           5.6          0.4%
                                             =================                  ==================
 Weighted average common and
   common equivalent shares..............             314.6                               201.4
                                             =================                  ==================
 Loss per common share from
  continuing operations..................    $        (0.05)                    $         (0.03)
                                             =================                  ==================

 Income (loss) per common share..........    $        (0.07)                    $          0.03
                                             =================                  ==================

 ---------------------------------------------------------------------------------------------------------------
 Operating income before depreciation
    and amortization (B).................    $        388.8         28.5%       $         408.3         30.4%
 ---------------------------------------------------------------------------------------------------------------

(A) Interest expense and other for 2004 and 2003 includes: (a) $94.3 million (or $0.18 per share) and $52.1 million (or $0.15 per share), respectively, related to the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt, and (b) $12.4 million (or $0.02 per share) of net loss and $5.8 million (or $0.02 per share) of net gain, respectively, related to non-hedge accounting interest rate swap contracts and amortization of accumulated other comprehensive loss for de-designated interest rate swap contracts.

(B) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations is not reported in this amount.

                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (amounts in millions, except per share data and percentages)
                                   (unaudited)

                                               For the Six                           For the Six
                                              Months Ended            % of          Months Ended         % of
                                             June 30, 2004         Revenues        June 30, 2003      Revenues
                                           --------------------  ---------------  ------------------  ------------
 Revenue..............................     $        2,637.1           100.0%      $      2,573.6         100.0%
 Cost of operations...................              1,629.4            61.8%             1,563.3          60.8%
 Selling, general and administrative
   expenses...........................                264.6            10.0%               235.0           9.1%
 Depreciation and amortization........                278.5            10.6%               265.5          10.3%
                                           --------------------                   ------------------
   Operating income...................                464.6            17.6%               509.8          19.8%
 Interest expense and other (A).......                471.4            17.9%               426.5          16.6%
                                           --------------------                   ------------------
   Income (loss) before income taxes..                 (6.8)          (0.3)%                83.3           3.2%
 Income tax expense (benefit).........                 (3.7)          (0.1)%                35.8           1.4%
 Minority interest....................                  1.3             0.0%                 0.9           0.0%
                                           --------------------                   ------------------
   Income (loss) from continuing
     operations.......................                 (4.4)          (0.2)%                46.6           1.8%
 Discontinued operations, net of tax..                 (7.8)          (0.3)%                17.5           0.7%
 Cumulative effect of accounting change,
   net of tax.........................                   --              --%                29.0           1.1%
                                           --------------------                   ------------------
   Net income (loss)..................                (12.2)          (0.5)%                93.1           3.6%
 Dividends on Series A Preferred Stock                   --             -- %               (40.5)        (1.6)%
 Dividends on Series C Preferred Stock                (10.8)          (0.4)%                (4.8)        (0.2)%
                                           --------------------                   ------------------
   Net income (loss) available to common
     shareholders.....................     $          (23.0)          (0.9)%      $         47.8           1.8%
                                           ====================                   ==================
 Weighted average common and
   common equivalent shares...........                314.4                                199.1
                                           ====================                   ==================
 Income (loss) per common share from
   continuing operations..............     $          (0.05)                      $         0.00
                                           ====================                   ==================

 Income (loss) per common share.......     $          (0.07)                      $         0.24
                                           ====================                   ==================

 -----------------------------------------------------------------------------------------------------------------
 Operating income before depreciation
 and amortization (B).................     $          743.1            28.2%      $        775.3          30.1%
 -----------------------------------------------------------------------------------------------------------------

(A) Interest expense and other for 2004 and 2003 includes: (a) $146.8 million (or $0.28 per share) and $53.8 million (or $0.15 per share), respectively, related to the write-off of deferred financing costs and premiums paid in conjunction with the early repayment of debt, and (b) $0.1 million (or $0.00 per share) of net loss and $8.8 million (or $0.03 per share) of net gain, respectively, related to non-hedge accounting interest rate swap contracts and amortization of accumulated other comprehensive loss for de-designated interest rate swap contracts.

(B) Operating income before depreciation and amortization, a non-GAAP measure, is reconciled to operating income in the press release attached as Exhibit 99.1. Operating income before depreciation and amortization from discontinued operations is not reported in this amount.

                                                                   EXHIBIT 99.2



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
             (amounts in millions, except percentages and tons data)
                                   (unaudited)

                                                                     For the Three Months Ended June 30,
                                                                ----------------------------------------------
                                                                        2004                     2003
                                                                ---------------------    ---------------------

Revenue --
  Gross revenue...........................................      $         1,691.8        $         1,671.0
  Less intercompany revenue...............................                 (329.5)                  (328.5)
                                                                ---------------------    ---------------------
    Net Revenue...........................................      $         1,362.3        $         1,342.5
                                                                =====================    =====================

Revenue Mix (based on net revenue) --
Collection --
  Residential.............................................       $          293.7       $            287.5
  Commercial..............................................                  340.0                    346.0
  Roll-off................................................                  307.4                    308.4
  Recycling...............................................                   52.8                     51.8
                                                                 ---------------------   ---------------------
     Total Collection.....................................                  993.9                    993.7
Disposal --
  Landfill (net of $200.2 and $198.9 of intercompany).....                  168.5                    165.5
  Transfer (net of $110.2 and $107.9 of intercompany).....                  108.4                    103.1
                                                                 ---------------------   ---------------------
     Total Disposal.......................................                  276.9                    268.6
Recycling - Commodity.....................................                   60.4                     51.0
Other.....................................................                   31.1                     29.2
                                                                 ---------------------   ---------------------
    Total.................................................       $        1,362.3       $          1,342.5
                                                                 =====================   =====================
Internalization Based on Disposal Volumes.................                     72%                      71%
                                                                 =====================   =====================

Landfill Volumes in Tons..................................                 20,087                   20,141
                                                                 =====================   =====================

Year over Year Internal Growth (excluding commodity) (A):
    Average per unit price change.........................                   1.6%                    (0.5)%
    Volume change.........................................                 (0.2)%                      2.6%
                                                                 ---------------------   ---------------------
        Total.............................................                   1.4%                      2.1%
                                                                 =====================   =====================

    Average price increases to customers..................                   2.2%                      1.7%
    Volume change.........................................                 (0.8)%                      0.4%
                                                                 ---------------------   ---------------------
        Total.............................................                   1.4%                      2.1%
                                                                 =====================   =====================

Year over Year Internal Growth (including commodity) (B)..                   2.3%                      2.3%
                                                                 =====================   =====================

(A) We believe "internal growth" with the price change expressed with "average per unit price change" is more meaningful than "average price increases to customers" for evaluating the operating performance of our company. We have provided "average price increases to customers" because it may be a more comparable measure to other companies within our industry. Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(B) Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                          STATEMENT OF OPERATIONS DATA
             (amounts in millions, except percentages and tons data)
                                   (unaudited)

                                                                      For the Six Months Ended June 30,
                                                                 ---------------------------------------------
                                                                         2004                    2003
                                                                 ---------------------   ---------------------

Revenue --
  Gross revenue...........................................       $         3,266.8       $         3,192.0
  Less intercompany revenue...............................                  (629.7)                 (618.4)
                                                                 ---------------------   ---------------------
    Net Revenue...........................................       $         2,637.1       $         2,573.6
                                                                 =====================   =====================

Revenue Mix (based on net revenue) --
Collection --
  Residential.............................................       $           577.4       $           565.9
  Commercial..............................................                   676.7                   682.9
  Roll-off................................................                   588.3                   583.6
  Recycling...............................................                   102.9                    98.7
                                                                 ---------------------   ---------------------
     Total Collection.....................................                 1,945.3                 1,931.1
Disposal --
  Landfill (net of $383.3 and $374.3 of intercompany).....                   313.5                   300.9
  Transfer (net of $209.6 and $203.0 of intercompany).....                   201.5                   192.2
                                                                 ---------------------   ---------------------
      Total Disposal......................................                   515.0                   493.1
Recycling - Commodity.....................................                   114.1                    92.0
Other.....................................................                    62.7                    57.4
                                                                 ---------------------   ---------------------
    Total.................................................       $         2,637.1       $         2,573.6
                                                                 =====================   =====================

Internalization Based on Disposal Volumes.................                      73%                     71%
                                                                 =====================   =====================
Landfill Volumes in Tons..................................                  37,964                  37,024
                                                                 =====================   =====================

Year over Year Internal Growth (excluding commodity) (A):
    Average per unit price change.........................                    1.0%                  (0.8)%
    Volume change.........................................                    1.1%                    1.9%
                                                                 ---------------------   ---------------------
        Total.............................................                    2.1%                    1.1%
                                                                 =====================   =====================

    Average price increases to customers..................                    2.4%                    1.4%
    Volume change.........................................                  (0.3)%                  (0.3)%
                                                                 ---------------------   ---------------------
        Total.............................................                    2.1%                    1.1%
                                                                 =====================   =====================

Year over Year Internal Growth (including commodity) (B)..                    3.2%                    2.2%
                                                                 =====================   =====================

(A) We believe "internal growth" with the price change expressed with "average per unit price change" is more meaningful than "average price increases to customers" for evaluating the operating performance of our company. We have provided "average price increases to customers" because it may be a more comparable measure to other companies within our industry. Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

(B) Amounts exclude the impact of acquisitions and divestitures to provide a comparison of internal growth on a same store basis.

                                   ALLIED WASTE INDUSTRIES, INC.
                                        SUMMARY DATA SHEET
                                  INTEREST EXPENSE AND OTHER DATA
                                       (amounts in millions)
                                            (unaudited)



                                                     For the Three Months                  For the Six Months
                                                        Ended June 30,                       Ended June 30,
                                                --------------------------------    ---------------------------------
                                                    2004              2003               2004              2003
                                                 ------------    ---------------     ------------       ------------

 Interest Expense and Other --
  Interest expense, gross...................     $    146.4       $      173.8       $      308.8       $     349.5
  Cash settlement of non-hedge accounting
    interest rate swap contracts............            2.4               12.5               10.7              26.0
                                                -------------    ---------------    ---------------    --------------
                                                      148.8              186.3              319.5             375.5

  Interest income...........................           (0.0)              (0.7)              (1.8)             (1.6)
  Interest capitalized for development
    projects................................           (3.1)              (3.8)              (6.6)             (7.2)
  Accretion of debt and amortization of
    debt issuance costs.....................            7.2                8.4               13.8              18.0
                                                -------------    ---------------    ---------------    --------------
                                                      152.9              190.2              324.9             384.7

  Non-cash loss (gain) on non-hedge accounting
    interest rate swap contracts ...........           10.4              (11.2)              (6.6)            (21.1)
  Amortization of accumulated other
    comprehensive loss for de-designated
    interest rate swap contracts............            2.0                5.4                6.7              12.3
  Costs incurred to early extinguish debt...           94.3               52.1              146.8              53.8
                                                -------------    ---------------    ---------------    --------------
      Total interest expense and other......          259.6              236.5              471.8             429.7
      Interest expense allocated to
        discontinued operations.............           (0.2)              (1.6)              (0.4)             (3.2)
                                                -------------    ---------------    ---------------    --------------
      Interest expense and other from
        continuing operations...............     $    259.4       $      234.9       $      471.4       $     426.5
                                                =============    ===============    ===============    ==============


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              (amounts in millions)
                                   (unaudited)


                                                                 For the Three           For the Six
                                                                 Months Ended            Months Ended
                                                                 June 30, 2004           June 30, 2004
                                                                -----------------     ------------------

Acquisitions --
  Estimated annualized revenue acquired.......................  $       2.7            $        5.3
  Estimated annualized revenue acquired
    (after intercompany eliminations).........................          2.7                     5.3

Divestitures  --
  Estimated annualized revenue divested (including
      $32.7 and $40.6 related to discontinued operations).....  $     (32.7)           $      (47.7)
  Estimated annualized revenue divested
    (after intercompany eliminations).........................        (32.7)                  (47.7)

Capital Expenditures (for continuing operations) --
  Fixed asset purchases.......................................  $      65.4            $      100.6
  Cell development............................................         67.9                   101.3
                                                                ----------------       ---------------
     Total....................................................  $     133.3            $      201.9
                                                                ================       ===============



                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                                  BALANCE SHEET
                  (amounts in millions, except per share data)
                                   (unaudited)

                                                                                      June 30, 2004            December 31, 2003
                                                                                  ----------------------    ------------------------

ASSETS
    Current assets --
    Cash and cash equivalents...................................................  $            42.0          $             444.7
    Accounts receivable, net of allowance of $20.1 and $22.4....................              687.4                        651.3
    Prepaid and other current assets............................................               89.4                        108.8
    Deferred income taxes, net..................................................               80.8                         80.8
                                                                                  -----------------------    -----------------------
      Total current assets......................................................              899.6                      1,285.6
    Property and equipment, net.................................................            3,959.2                      4,018.9
    Goodwill, net...............................................................            8,315.9                      8,313.0
    Other assets, net...........................................................              211.4                        243.4
                                                                                  -----------------------    -----------------------
      Total assets..............................................................  $        13,386.1          $          13,860.9
                                                                                  =======================    =======================

  LIABILITIES AND STOCKHOLDERS' EQUITY
    Current liabilities --
    Current portion of long-term debt...........................................  $           246.6          $             249.6
    Accounts payable............................................................              440.9                        477.5
    Current portion of accrued capping, closure, post-closure and
      environmental costs.......................................................               93.5                         95.2
    Accrued interest............................................................              147.6                        174.1
    Other accrued liabilities...................................................              336.1                        352.6
    Unearned revenue............................................................              224.9                        218.8
                                                                                  -----------------------    -----------------------
      Total current liabilities.................................................            1,489.6                      1,567.8
    Long-term debt, less current portion........................................            7,625.5                      7,984.5
    Deferred income taxes.......................................................              123.2                        128.5
    Accrued capping, closure, post-closure and environmental costs,
     less current portion.......................................................              799.3                        790.1
    Other long-term obligations.................................................              820.9                        872.3
    Commitments and contingencies
    Stockholders'  equity --
    Series C senior mandatory convertible preferred stock, $.10 par value,
      6.9 million shares authorized, issued and outstanding, liquidation
      preference of $50.00 per share, net of $12 million of issuance costs......              333.1                        333.1
    Common stock................................................................                3.2                          3.2
    Additional paid-in capital..................................................            2,325.3                      2,318.5
    Other comprehensive loss....................................................              (79.2)                       (94.5)
    Retained deficit............................................................              (54.8)                       (42.6)
                                                                                  -----------------------    -----------------------
      Total stockholders' equity................................................            2,527.6                      2,517.7
                                                                                  -----------------------    -----------------------
      Total liabilities and stockholders' equity................................  $        13,386.1          $          13,860.9
                                                                                  =======================    =======================

  Days sales outstanding........................................................         43 days                     45 days
                                                                                  =======================    =======================

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                             STATEMENT OF CASH FLOWS
                              (amounts in millions)
                                   (unaudited)

                                                                                     Three Months Ended
                                                                                        June 30, 2004
                                                                                  ------------------------

Operating activities --
   Net loss..................................................................... $           (15.2)
   Discontinued operations, net of tax..........................................               5.8
   Adjustments to reconcile net loss to cash provided by operating activities from continuing operations --
   Provisions for:
     Depreciation and amortization..............................................             145.4
     Doubtful accounts..........................................................               1.7
     Accretion of debt and amortization of debt issuance costs..................               7.2
     Deferred income taxes (benefit)............................................             (14.8)
     Gain on sale of fixed assets...............................................              (3.6)
     Non-cash loss on non-hedge accounting interest rate swap contracts.........              10.4
     Amortization of accumulated other comprehensive loss for de-designated
        interest rate swap contracts............................................               2.0
     Write-off of deferred debt issuance costs..................................              13.0
     Non-cash reduction in acquisition accruals.................................              (2.6)
   Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
     Accounts receivable, prepaid expenses, inventories and other...............             (62.9)
     Accounts payable, accrued liabilities, unearned income and other...........              39.7
   Capping, closure and post-closure accretion..................................              12.0
   Capping, closure and post-closure expenditures...............................              (9.6)
   Environmental expenditures...................................................              (8.2)
                                                                                 -------------------------
 Cash provided by operating activities from continuing operations...............             120.3
                                                                                 -------------------------

 Investing activities --
     Cost of acquisitions, net of cash acquired.................................              (3.2)
     Proceeds from divestitures, net of cash divested...........................              28.2
     Proceeds from sale of fixed assets.........................................               3.0
     Capital expenditures, excluding acquisitions...............................            (133.3)
     Capitalized interest.......................................................              (3.1)
     Change in deferred acquisition costs, notes receivable, and other, net.....              10.2
                                                                                 -------------------------
 Cash used by investing activities from continuing operations...................             (98.2)
                                                                                 -------------------------

 Financing activities --
     Proceeds from long-term debt, net of issuance costs........................           1,344.7
     Payments of long-term debt.................................................          (1,401.5)
     Payment of preferred stock dividend........................................              (5.4)
     Change in disbursement account.............................................               2.6
     Net proceeds from exercise of stock options and other, net.................               6.1
                                                                                 -------------------------
 Cash used by financing activities from continuing operations...................             (53.5)
                                                                                 -------------------------

 Cash used for discontinued operations..........................................              (1.0)
                                                                                 -------------------------
 Decrease in cash and cash equivalents..........................................             (32.4)
 Cash and cash equivalents, beginning of period.................................              74.4
                                                                                 -------------------------
 Cash and cash equivalents, end of period....................................... $            42.0
                                                                                 =========================


                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                              FREE CASH FLOWS DATA
                              (amounts in millions)
                                   (unaudited)

                                                                                    For the Three        For the Six
                                                                                    Months Ended         Months Ended
                                                                                    June 30, 2004        June 30, 2004
                                                                                  -------------------   ----------------

Free Cash Flow *:
           Operating income before depreciation and amortization *...........     $      388.8           $    743.1
              Other non-cash items:
              Capping, closure and post-closure accretion....................             12.0                 23.9
              Doubtful accounts..............................................              1.7                  6.9
              Gain on sale of fixed assets...................................             (3.6)                (4.7)
              Non-cash reduction in acquisition accruals.....................             (2.6)                (7.7)

Less:      Cash interest.....................................................           (189.7)              (345.2)
           Cash taxes........................................................            (16.4)               (35.7)
           Payment of preferred stock dividends..............................             (5.4)               (10.8)
           Capping, closure, post-closure and environmental expenditures.....            (17.8)               (28.8)
           Capital expenditures, excluding acquisitions......................           (133.3)              (201.9)
           Changes in working capital........................................            (20.6)              (130.4)
           Remove change in accrued interest and accrued taxes from
              working capital................................................             51.0                 49.0
                                                                                 ----------------      --------------
                Free cash flow ..............................................             64.1                 57.7

               Cash flow (used for) from discontinued operations.............             (1.6)                 4.8
               Proceeds from divestitures, net of cash divested..............             28.2                 46.8
               Cost of acquisitions, net of cash acquired....................             (3.2)                (6.0)
               Other investing activities, net...............................             13.1                 13.6
               Debt issuance costs...........................................            (21.1)               (35.9)
               Premiums on debt repurchases..................................            (81.3)              (122.0)
               Accretion and other...........................................              5.9                  0.3
               Decrease in cash..............................................             32.4                402.7
                                                                                 ---------------       ----------------
                      Decrease in debt.......................................     $       36.5          $     362.0
                                                                                 ===============       ================

                    Debt balance at beginning of period......................     $    7,908.6          $   8,234.1
                    Decrease in debt.........................................             36.5                362.0
                                                                                 ---------------       ----------------
                    Debt balance at end of period............................     $    7,872.1          $   7,872.1
                                                                                 ===============       ================



* See discussion and reconciliation of the non-GAAP financial measures of free cash flow and operating income before depreciation and amortization in the press release attached as Exhibit 99.1.

                          ALLIED WASTE INDUSTRIES, INC.
                          SUMMARY LIQUIDITY DATA SHEET
                                   (unaudited)

    Following is our debt maturity schedule as of June 30, 2004 (amounts in millions).

                 Debt                  2004        2005        2006        2007       2008         2009       Thereafter       Total
  ---------------------------------   ---------  ---------  ---------  ----------  ----------  ----------  --------------  --------
Revolving Credit Facility (A):.....   $   --     $   --     $   --     $    --     $   11.8    $     --     $      --      $   11.8
Term loan B due 2010...............     15.0       15.0       15.0        15.0         15.0        15.0        1,095.0      1,185.0
Term Loan C due 2010...............      3.1        3.1        3.1         3.1          3.1         3.1          231.4        250.0
Term Loan D due 2010...............      1.9        1.9        1.9         1.9          1.9         1.9          138.6        150.0
Receivables secured loan (B).......       --      139.3         --          --           --          --             --        139.3
7.875% BFI Senior notes............       --       69.5         --          --           --          --             --         69.5
7.625% Senior notes................       --         --      600.0          --           --          --             --        600.0
8.875% Senior notes................       --         --         --          --        600.0          --             --        600.0
8.50% Senior notes.................       --         --         --          --        750.0          --             --        750.0
6.375% BFI Senior notes ...........       --         --         --          --        161.2          --             --        161.2
10.00% Senior sub notes
  due 2009.........................       --         --         --          --           --       345.0             --        345.0
6.50% Senior notes due 2010........       --         --         --          --           --          --          350.0        350.0
5.75% Senior notes due 2011........       --         --         --          --           --          --          400.0        400.0
6.375% Senior notes due 2011.......       --         --         --          --           --          --          275.0        275.0
9.25% Senior notes due 2012........       --         --         --          --           --          --          375.0        375.0
7.875% Senior notes due 2013.......       --         --         --          --           --          --          450.0        450.0
7.375% Senior  unsecured notes
  due 2014.........................       --         --         --          --           --          --          400.0        400.0
6.125% Senior notes due 2014.......       --         --         --          --           --          --          425.0        425.0
9.25% BFI debentures due 2021......       --         --         --          --           --          --           99.5         99.5
7.40% BFI debentures due 2035......       --         --         --          --           --          --          360.0        360.0
4.25% Senior sub convertible
  debentures due 2034..............       --         --         --          --           --          --          230.0        230.0
Other debt.........................      3.7       17.1        7.0         1.6          1.0         1.2          301.9        333.5
                                    ---------  --------- ----------  ----------- -----------  ----------- -------------  -----------
Total principal due................   $ 23.7     $245.9     $627.0     $  21.6     $1,544.0    $  366.2    $   5,131.4     $7,959.8
Discount, net......................                                                                                           (87.7)
                                                                                                                             -------
Total debt balance ................                                                                                        $7,872.1
                                                                                                                            ========

(A) At June 30, 2004, under our 2003 Credit Facility, we had a revolver capacity commitment of $1.5 billion with $11.8 million outstanding and $590.0 million of letters of credit outstanding, providing us remaining availability of $898.2 million. In addition, we had an institutional letter of credit facility of $200 million available under the 2003 Credit Facility, all of which was used for letters of credit outstanding.

(B) The receivables secured loan is a 364 day facility that has a maturity of March 2005. At that time we intend to renew the loan agreement. If we are unable to renew the loan agreement, we would refinance any amounts outstanding with our revolving credit facility which matures in 2008 or with other long-term borrowings. Although we intend to renew the loan agreement in March 2005 and do not expect to repay the amounts within the next twelve months, the loan is classified as current because it has a contractual maturity of less than one year.


                                                                                 Actual at
                                                                               June 30, 2004
                                                                         ------------------------
                                                                            (in millions, except
                                                                                 percentage)

Capital Structure:
  Long-term debt (including current portion)..................           $           7,872.1
  Equity......................................................           $           2,527.6
                                                                        -------------------------
  Debt to total capitalization................................                          75.7%
                                                                        -------------------------

                          ALLIED WASTE INDUSTRIES, INC.
                               SUMMARY DATA SHEET
                         EARNINGS PER SHARE COMPUTATION
                   (amount in millions, except per share data)
                                   (unaudited)



                                                  Three Months Ended June 30,         Six Months Ended June 30,
                                                ---------------------------------  ---------------------------------
                                                     2004              2003             2004             2003
                                                ----------------   --------------  ---------------  ----------------

 Diluted earnings per share computation:
 Income (loss) from continuing operations....   $        (9.4)     $      19.1     $       (4.4)    $       46.6
 Less: dividends on preferred  stock.........            (5.4)           (25.3)           (10.8)           (45.3)
                                                ----------------   --------------  ---------------  ----------------
 Income (loss) from continuing operations
   available to common  shareholders.........   $       (14.8)     $      (6.2)    $      (15.2)    $        1.3
                                                ================   ==============  ===============  ================

 Weighted average common shares
    outstanding..............................           314.6            201.4            314.4            195.8
 Dilutive effect of stock, stock options,
   warrants and contingently issuable shares.              --               --               --              3.3
                                                ----------------   --------------  ---------------  ----------------
 Weighted average common and common
   equivalent shares outstanding.............           314.6            201.4            314.4            199.1
                                                ================   ==============  ===============  ================
 Diluted earnings (loss) per share from
    continuing operations....................   $       (0.05)     $     (0.03)    $      (0.05)    $       0.00
                                                ================   ==============  ===============  ================